UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
October 6, 2026
Date of Report (date of earliest event reported)
CLARIVATE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)

001-38911
(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

70 St. Mary Axe
London	EC3A 8BE
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 6, 2026, Clarivate Plc (“Clarivate”) completed the previously announced sale of its Life Sciences and Healthcare business to an affiliate of Altaris, LLC (“Buyer”) pursuant to the Stock and Asset Purchase Agreement (the “Purchase Agreement”), dated as of July 3, 2026, between certain subsidiaries of Clarivate and Buyer (the “Transaction”).
At the closing of the Transaction (the “Closing”), Buyer paid to a wholly-owned subsidiary of Clarivate cash consideration of $500,000,000, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses as more fully set forth in the Purchase Agreement, and an affiliate of Buyer issued to a wholly-owned subsidiary of Clarivate an unsecured senior note in an aggregate principal amount of $75,000,000. In addition, deferred consideration of $25,000,000 is payable by Buyer to a wholly-owned subsidiary of Clarivate upon the latest of (x) 20 business days after the completion by a subsidiary of Clarivate of the transition services to be provided to the Buyer, (y) 20 business days after the receipt of the final payment for such services and (z) January 31, 2028 (but no later than January 31, 2028, in any case).
The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to Clarivate’s Current Report on Form 8-K filed with the SEC on July 6, 2026, and is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upon the Closing and in connection with the Transaction, Henry Levy, Clarivate’s President, Life Sciences & Healthcare, terminated employment with a subsidiary of Clarivate. Pursuant to the terms of the retention agreement entered into between Mr. Levy and a subsidiary of Clarivate (the terms of which were previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2026), Clarivate entered into a separation agreement and release with Mr. Levy providing for the payments and benefits set forth in the retention agreement.
Item 8.01. Other Events.
On October 6, 2026, Clarivate issued a press release announcing the completion of the Transaction. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(b) Unaudited Pro Forma Condensed Consolidated Financial Information.
Clarivate expects to file the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Clarivate as of June 30, 2026 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Clarivate for the six months ended June 30, 2026 and for the years ended December 31, 2025, 2024 and 2023, giving effect to the Transaction, in a current report on Form 8-K no later than October 13, 2026, which is the fourth business day after the completion of the Transaction.
(d) Exhibits.

Exhibit No.	Description
2.1*
Stock and Asset Purchase Agreement dated as of July 3, 2026 by and among Janus Buyer, LP, Camelot UK Bidco Limited, Clarivate Analytics (UK) Limited and Camelot U.S. Acquisition LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Clarivate with the SEC on July 6, 2026).

99.1	Press Release issued by Clarivate Plc dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Clarivate hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2026
CLARIVATE PLC
By: /s/ John Doulamis
Name: John Doulamis
Title: Senior Vice President, General Counsel